EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 31, 2026, contained in this annual report on Form 10-K with respect to the consolidated financial statements of VolitionRx Limited, in its registration statement on Form S-1 (Registration Statement No. 333-286401), its registration statements on Form S-3 (Registration Statement Nos. 333-195213, 333-227248, 333-227731, 333-236335, 333-259783, 333-280217, 333-283088, 333-288508 and 333-293314) and its registration statements on Form S-8 (Registration Statement Nos. 333-208512, 333-214118, 333-221054, 333-227565, 333-236336, 333-258133, 333-267692, 333-273263 and 333-280974).

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

March 31, 2026